                           Schedule 14C Information

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the Appropriate Box:
[_] Preliminary Information Statement
[_] Confidential for Use of the Commission
[_] Only (as permitted by Rule 14c-5(d)(2)
[X] Definitive Information Statement



                                 PRO-DEX, INC.
          ----------------------------------------------------------
                 (Name of Registrant as Specified in Charter)
                  ------------------------------------------

                         Commission File No:   0-14942
                        ------------------------------



Payment of Filing Fee (Check the appropriate box):
[X] $0 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g), as amended.
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
________________________________________________________________________.
(2) Aggregate number of securities to which transaction applies:
________________________________________________________________________.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
______________________________________________________________.
(4) Proposed maximum aggregate value of transaction _________________________.
(5) Total fee paid:     $0
                    ____________.
[_] Fee paid previously with preliminary materials.
    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: _______________________________________________.
(2) Form, Schedule or Registration Statement No.: _______________________.
(3) Filing Party: ___________________________________________________________.
(4) Date Filed: _____________________________________________________________.

                                 PRO-DEX, INC.
                         1401 Walnut Street, Suite 500
                            Boulder, Colorado 80302
                          ___________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 13, 1996
                          ____________________________

     Notice is hereby given that the Annual Meeting of shareholders of Pro-Dex, Inc. will be held on Wednesday, November 13, 1996, at 9:30 a.m., local time, at the Pacific Club, 4110 McArthur Boulevard, Newport Beach, California 92660, for the following purposes:

     1. To elect three (3) directors.

     2. To consider and act upon a proposal to amend the Directors' Stock
        Option Plan, to expressly authorize grant of options to non-employee directors on commencement of service on the Board of Directors on inauguration of the plan to grant options on the commencement of services as a director, as well as to expressly authorize such further grants of options not more often than annually as the Board of Directors shall determine by vote of the disinterested directors.

     3. To ratify the selection of McGladrey & Pullen, L.L.P. as the independent certifying accountants of the Company's financial statements for the year ending June 30, 1997.

     4. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.


     An Information Statement explaining the matters to be acted upon at the meeting is enclosed.

     Shareholders of record at the close of business on October 15, 1996
(the "Record Date") are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. The stock transfer books of Pro-Dex will remain open.

     All shareholders are cordially invited to attend the Meeting.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Kent E. Searl, Chairman
Boulder, Colorado
November 2, 1996

                                 PRO-DEX, INC.
                         1401 WALNUT STREET, SUITE 500
                            BOULDER, COLORADO 80302
                                (303) 443-8165
                          __________________________

                             INFORMATION STATEMENT
                          __________________________


                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

          This Information Statement is being furnished by the Board of Directors of Pro-Dex, Inc. ("Pro-Dex" or the "Company") in connection with an Annual Meeting of shareholders of Pro-Dex to be held on Wednesday, November 13, 1996, at 9:30 a.m., local time, at the Pacific Club, 4110 McArthur Boulevard, Newport Beach, California 92660, and any adjournment thereof. The shareholders of Pro-Dex are being asked to vote:

          1. To elect three (3) directors.

          2. Upon a Proposal to amend the Directors' Stock Option Plan, to expressly authorize grant of options to non-employee directors on commencement of service on the Board of Directors or inauguration of the plan to grant options on the commencement of service as a director, as well as to expressly authorize such further grants of options not more often than annually as the Board of Directors shall determine, by vote of the disinterested directors.

          3. Upon ratification of the selection of McGladrey & Pullen, L.L.P. as the independent certifying accountants of the Company's financial statements for the year ending June 30, 1997.

          4. Upon transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

          Pro-Dex Common Stock is currently traded over-the-counter and included on the NASDAQ Small-Cap(SM) Market under the symbol, "PDEX."

          Security holders may correspond with the Company at the above address, or reach the Company's corporate offices by telephone at (303) 443-6136.

          This information statement is being delivered to security holders on November 2, 1996. No proxy is hereby requested. The Company's Board of Directors holds sufficient proxies to effect approval of all questions before the meeting and all questions before the meeting are of a routine nature involving no controversy. The record date for voting of securities at the annual meeting is October 15, 1996.

          This information statement has been prepared and is being delivered to security holders pursuant to direction of the Board of Directors of the Company, in accordance with Regulation 14C under the Securities Exchange Act of 1934.
The costs of this information statement, to be borne by the Company, are estimated at approximately $10,000.


          The date of this Information Statement is November 2, 1996.

                       SUMMARY OF INFORMATION STATEMENT

          This information statement is being delivered to shareholders of Pro-Dex, Inc., a Colorado corporation (the "Company") in lieu of a proxy statement because the Board of Directors of the Company holds sufficient proxies to assure the approval of all propositions before the meeting and because all such matters are of a routine nature. No proxy is hereby solicited.

          The three matters which will be determined at the Annual Meeting, known to the Board of Directors at the time of this information statement, are
(1) election of directors (2) amendment of the Directors' Stock Option Plan, and
(3) ratification of selection of accountants. In addition, the shareholders at such Annual Meeting may consider and vote upon such other matters as may properly come before the meeting.

          The directors unanimously nominated by the Board of Directors include three individuals who currently serve as directors, as follows: Mr. Richard N. Reinhardt, Mr. Robert A. Hovee and Mr. John B. Zaepfel. The Board of Directors unanimously recommends election of each such individual to serve as a director of the Company until their successors are elected and qualified. The holders of approximately 5,034,700 shares, representing approximately 56% of the 9,050,783 currently outstanding shares of the Company's common stock have indicated their intention to vote in favor of election of such directors as nominated by the Board of Directors. Accordingly, election of such directors is virtually assured. "See Proposal One - Election of Directors" and "Management Information."

          The Board of Directors also unanimously recommends shareholder approval of the proposal to amend the Directors' Stock Option Plan, to expressly authorize grants of stock options to outside directors on the latter of (1) approval of resolutions by the Board of Directors to grant such options, or (2) commencement of service by such directors, as well as to expressly authorize such further grants of options not more often than annually as the Board of Directors shall determine, by vote of the disintested directors. Shareholder approval of such amendment to the Directors' Stock Option Plan would ratify the prior grant of options to acquire 20,000 options each to Messrs. Reinhardt, Hovee and Zaepfel. The holders of approximately 5,034,700 shares, representing approximately 56% of the 9,050,783 currently outstanding shares of the Company's common stock have indicated their intention to vote in favor of ratification of the amendment of the Directors' Stock Option Plan to expressly authorize the grant of options on commencement of service by outside directors or the initial grant of options under the plan to grant options on commencement of service as to any prior serving director, as well as to expressly authorize such further grants of options not more often than annually as the Board of Directors shall determine, by vote of the disintested directors. Accordingly, shareholder approval of the proposal to amend the Directors' Stock Option Plan is virtually assured. "See Proposal Two - Approval of Amendment to Directors' Stock Option Plan."

          The Board of Directors also unanimously recommends ratification of selection of McGladrey & Pullen, L.L.C. as the Company's independent certified public accountants and auditors for the year ending June 30, 1997. Such firm currently serves as the Company's accountants, and certified the financial statements of the Company as of the year ended June 30, 1996, set forth in the Company's annual report filed with the Securities and Exchange Commission on Form 10-KSB, a copy of which is delivered herewith. The holders of approximately 5,034,700 shares, representing approximately 56% of the 9,050,783 currently outstanding shares of the Company's common stock have indicated their intention to vote in favor of ratification of selection of McGladrey & Pullen, L.L.C. as the Company's independent public accountants and auditors for the year ending June 10, 1997. Accordingly, ratification of selection of auditor is virtually assured. "See Proposal Three - Ratification of Selection of Accountants."

          Shareholders are instructed to review (1) the Company's Annual Report on Form 10-KSB, dated as of June 30, 1996; and (2) the Company's Current Report on Form 8-K, dated August 26, 1996, for additional information regarding the Company's assets and businesses.

          NO PROXY IS BEING SOLICITED HEREWITH AND YOU ARE REQUESTED
       NOT TO SEND YOUR PROXY IN RESPONSE TO THIS INFORMATION STATEMENT.

                      INCORPORATION OF CERTAIN DOCUMENTS
                         AND INFORMATION BY REFERENCE

          The following documents or portions thereof filed by Pro-Dex (File No. 0-14942) with the Securities and Exchange Commission ("Commission") are incorporated herein by reference and are made a part hereof: Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, enclosed herewith.

          All documents filed by Pro-Dex pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") subsequent to the date of this Information Statement are to be a part hereof from the respective dates of filing such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Information Statement.

                               VOTING SECURITIES

          There are currently outstanding 9,050,783 shares of common stock of the Company, all of which are entitled to be voted at the meeting. Each share is entitled to one vote. The record date for this information statement and for determination of voting securities at the meeting is October 15, 1996. There are no cumulative voting rights in respect of election of directors or any other matter before the meeting. Of the 9,050,783 shares of outstanding common stock of the Company, members of the Board of Directors hold proxies to vote approximately 5,034,700 shares, representing approximately 56% of outstanding shares of common stock, which suffice for election of directors, amendment of the Directors' Stock Option Plan, ratification of selection of accountants and all other matters which may come before the meeting. ACCORDINGLY, NO PROXY IS HEREBY SOLICITED, AS A COST SAVING MEASURE.

                          MARKET PRICE AND DIVIDENDS

          As of the record date, October 15, 1996, the last sale price for the Company's common stock was $3.44 per share, as reported by NASDAQ, Inc.(TM) The Company's preferred stock is not publicly traded. No dividends have ever been paid by the Company and the Company has no current plans to pay dividends.

                     PROPOSAL ONE - ELECTION OF DIRECTORS

          The Board of Directors has unanimously nominated three persons for election to serve as directors of Pro-Dex, to hold office until their successors shall be elected and qualified. Each nominee is a current director of the Company, with Mr. Richard N. Reinhardt having been elected to serve as a director by the shareholders at the Company's Annual Meeting on May 25, 1994, Mr. Robert A. Hovee having been elected to serve as a director by the Board of Directors on February 29, 1996 and Mr. John B. Zaepfel having been elected to serve as a director by the Board of Directors on August 28, 1996.

          Beginning in 1994, in accordance with a plan of reorganization adopted by the shareholders, the directors of the Company began serving staggered terms to assure continuity on the Board of Directors. Terms of two currently serving directors, Mr. Kent E. Searl and Mr. Richard N. Reinhardt, are due to expire June 30, 1996 and June 30, 1997, respectively. In addition to setting forth certain information regarding directors of the Company as of the record date, the following chart indicates the term of service of each director, assuming that all the nominees of the Board of Directors are elected by the shareholders:

                          STAGGERED TERMS OF DIRECTORS

                                                                 Term
Name of Director        Age  Employee  Committees     Nominee  Expires#   Class
----------------        ---  --------  ----------     -------  ---------  -----
Kent E. Searl            54  Yes       Compensation*        -    6/30/99  III

Ronald G. Coss           60  Yes       Audit*               -    6/30/99  III

Charles E. Strait        48  Yes       Audit*               -    6/30/98  I
                                       Compensation*

George J. Isaac          51  Yes       Audit*               -    6/30/98  I
                                       Compensation*

Richard N. Reinhardt     64  No        Audit          Yes      6/30/2000  II
                                       Compensation

Robert A. Hovee+         54  No        Audit          Yes      6/30/2000  II
                                       Compensation

John B. Zaepfel++        60  No        Audit          Yes      6/30/2000  II
                                       Compensation
---------------------------

# Directors are elected to serve until the later of such date or the election and qualification of their successors.
*    Director serves on such committee(s) as an ex-officio non-voting member.
+    Director commenced serving February 29, 1996, by election of Board.
++   Director commenced serving August 28, 1996, by election of Board.

     The following individuals currently serve as directors of the Company and the Company's Board of Directors expects that such individuals will continue to so serve upon their election as directors by the shareholders at this Meeting:

     RICHARD N. REINHARDT has served as a Director of the Company and its
     --------------------
predecessor since 1990. He is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Reinhardt has served as President and director of Professional Sales Associates, Inc. ("PSA") since he co-founded that firm in 1969. PSA is a national manufacturers' representative organization that represents manufacturers in the dental equipment market. Mr. Reinhardt was elected by the shareholders of the Company, to serve as a Class II director until June 30, 1997 or the election and qualification of his successor.

     ROBERT A. HOVEE  began serving on the Company's Board of Directors on
     ---------------
February 27, 1996. He serves as a member of both the Audit Committee and the Compensation Committee. Currently, Mr. Hovee serves as President of the Orange County Biomedical Industry Council and the Orange County Biocommerce Association, both California non-profit associations. Formerly Mr. Hovee was Chief Executive Officer and President of Life Support Products, Inc., a maker of emergency medical products of which he was a co-founder, prior to its acquisition by Allied Healthcare Products, Inc. He has also served as a director and chairman of Infrasonic, Inc., an infant respirator manufacturer. Mr. Hovee, who is active in many charities, serves as a co-chair of a University of California-Irvine Center for the Health Sciences fund-raising project. Mr. Hovee received a B.A. in Business Administration and a B.A. in Business Administration-International Business from the University of Washington, Seattle, Washington as well as a Bachelor of Foreign Trade and a Master of Foreign Trade from the American Graduate School of International Management (Thunderbird) in Glendale, Arizona. Mr. Hovee was elected by the Board of Directors, to serve as a Class II Director until the first to occur of the next shareholders' meeting, June 30, 1997 or the election and qualification of his successor.

     JOHN B. ZAEPFEL has served as director of the Company since August 28,
     ---------------
1996. He also serves as a member of the Company's Compensation and Audit Committees. Previously, Mr. Zaepfel served on the advisory committee advising the Board of Directors of Micro Motors, Inc., prior to its merger into the Company's Micro subsidiary in July of 1995. Mr. Zaepfel spent fifteen years as the Chief Executive Officer of CPG International, Inc., which he founded in 1985 in a leveraged buy-out of a division of a wholly owned subsidiary of Times Mirror, Inc. Prior to its private sale in 1989, CPG International, Inc. was a $90 million operating company, manufacturing and marketing art, engineering and media supplies. Prior to forming CPG International, Inc., Mr Zaepfel was President and CEO of Chartpak and Picket Industries, wholly owned subsidiaries of Times Mirror, Inc. Mr. Zaepfel previously served as a director of Ideal School Supplies, Inc., when it was a publicly traded company, and was director of six privately held companies. Currently, Mr. Zaepfel is Chairman of the Board of Acordia of Southern California, a wholly owned subsidiary of Anthem, Inc., listed on the New York Stock Exchange, Inc. Mr. Zaepfel previously served as a director of Varitronics, Inc., previously quoted on NASDAQ, Inc. and currently serves as a director of Remedy Temp, Inc., a public company quoted on NASDAQ, Inc. Mr. Zaepfel is a graduate of the University of Washington and holds a Master in Business Administration from the University of Southern California. Mr. Zaepfel was elected by the Board of Directors, to serve as a Class II Director until the first to occur of the next shareholders' meeting, June 30, 1997 or the election and qualification of his successor.

     The following individuals currently serve as directors of the Company having been elected by the shareholders of the Company at the Company's last annual meeting February 29, 1996, and are not up for election at this time:

     KENT E. SEARL  is a co-founder of the Company and served as President until
     -------------
July 1995. He has served as a director of the Company or its predecessor since its inception in 1978. In addition to serving as Chairman of the Board, Mr. Searl is an ex officio non-voting member of the Compensation Committee of the Board of Directors. Since August 1969, he has also served as Chairman of the Board of Directors of Professional Sales Associates, Inc. ("PSA"), a national dental equipment manufacturers' representative, which he co-founded. PSA began marketing products of Micro Acquisition subsidiary in 1995 and had marketed dental equipment products of Micro Motors prior to the merger. Mr. Searl currently also serves as an officer and director of two other businesses. Mr. Searl was elected by the shareholders of the Company to serve as a Class III Director until June 30, 1999 or the election and qualification of his successor.

     RONALD G. COSS has served as Vice Chairman and as a Director of the Company
     --------------
since July 26, 1995. Mr. Coss founded Micro Motors in 1971 and has served as its Chairman since inception. Mr. Coss has served as the Vice Chairman of the Company's Board of Directors since July 26, 1995, and is currently serving as President of Micro, pending selection of a successor. Mr. Coss also serves as an ex officio non-voting member of the Audit Committee of the Board of Directors. Mr. Coss has been the primary engineer in development of Micro's products since its inception and invented the technologies which are the subject of the letters patent now owned by Micro. Mr. Coss is currently one of the Trustees of the Micro Motors Employee Stock Ownership Plan, a shareholder of the Company. Mr. Coss was elected by the shareholders of the Company, to serve as a Class III Director until June 30, 1999 or the election and qualification of his successor.

     CHARLES E. STRAIT has served as the President and as a Director of the
     -----------------
Company since July 26, 1995. Previously, Mr. Strait served as President of Micro Motors, Inc. from 1991 to 1995 and began serving on that company's Board of Directors in 1991, and became a member of the Company's Board of Directors on July 26, 1995. He has extensive financial consulting experience and served as managing partner of The Westhaven Group, a management consulting firm specializing in strategic planning, acquisition analysis and management team building in Westminster, California. Mr. Strait received his B.S. in Business Administration from Loyola University of Los Angeles with a dual major in General Management and Finance. Mr. Strait was elected by the shareholders of the Company, to serve as a Class I Director until June 30, 1998 or the election and qualification of his successor.

     GEORGE J. ISAAC  has served as Chief Financial Officer, Secretary and as a
     ---------------
Director of the Company since July 26, 1995. Previously, Mr. Isaac served as a consultant to the Company and its predecessor since 1978, and became a member of the Company's Board of Directors on July 26, 1995. He serves as an ex officio member of both the Audit Committee and the Compensation Committees of the Board of Directors, and is Vice President, Secretary and Chief Financial Officer of the Company. Mr. Isaac has been a certified public accountant with Joseph B. Cohan and Associates, Worcester, Massachusetts since 1969, became a partner in 1977 and served as its president from 1991 to 1996. He is a member of the Board of Directors of Professional Sales

Associates, Inc., is a former director of the Commerce Bank and Trust of Worcester, MA, and recently completed a term as a member of the Board of Directors of the Medical Center of Central Massachusetts. Mr. Isaac's accounting firm specialized in handling medical and dental related accounts. Mr. Isaac received a B.S. in Business Administration from Clark University in Worcester, Massachusetts. Mr. Isaac was elected by the shareholders of the Company, to serve as a Class I Director until June 30, 1998 or the election and qualification of his successor.

     The Board of Directors met on six occasions in the year ending June 30, 1996, all of which meetings were attended by all then serving directors. Since June 30, 1996, the Board of Directors has met twice, each such meeting being attended by all then serving directors. The Board of Directors established Audit and Compensation Committees at its September 1995 meeting. The Board of Directors directed that each such committee commence activity at such time as there shall be at least two non-employee directors of the Company. Non-employee directors serving on the Board of Directors are voting members of the Audit and Compensation Committees, with employee directors serving as non-voting, ex
officio members of each such committee.   Beginning in February 1996, when there
were two non-employee directors serving on each such committee, such committees commenced meeting on alternate Board of Directors meeting dates, with two meetings of the Audit Committee and one meeting of the Compensation Committee during the year ended June 30, 1996. Since June 30, 1996, the Compensation Committee has met on one additional occasion.

     As noted in the above biographies, certain of the directors have other relationships with the Company, as further discussed below. SEE ALSO "CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES." The Company's Board of Directors is not aware of any voting agreements relating to the election of directors of the Company.

     The vote of the holders of a majority of outstanding shares of common stock is required to elect the nominated directors to serve on the Board of Directors. The holders of approximately 5,034,700 shares, comprising approximately 56% of the currently issued and outstanding stock of the Company have indicated their intent to vote for the election of the directors nominated by the Board of Directors. Accordingly, the election of such directors at the Annual Meeting is assured.

            PROPOSAL TWO - AMENDMENT OF DIRECTORS' STOCK OPTION PLAN

     The Board of Directors unanimously recommends the adoption of an amendment to the Directors' Stock Option Plan to expressly provide for grant of options, at the discretion of the Board of Directors, to outside directors upon the latter to occur of the vote of the Board of Directors granting such options or the commencement of service by any director, as well as to expressly authorize such further grants of options not more often than annually as the Board of Directors shall determine, by vote of the disinterested directors.

     On May 24, 1994, the Company's shareholders adopted its Directors' Stock Option Plan (the "Plan"), pursuant to which the Company's Option Committee was authorized to issue options to purchase up to 200,000 shares of the Company's common stock to non-employee directors of the Company. At the February 26, 1996 Annual Meeting, the Company's shareholders authorized an increase in the number of shares authorized for grant of options under the Directors' Stock Option Plan to 500,000 shares. The Plan was adopted to advance the interests of the Company and its shareholders by attracting qualified non-employee directors, whose participation and guidance contribute to the successful operation of the Company. The Board of Directors has previously adopted a resolution which provides that options to purchase $5,000 share value of common stock shall be granted to non-employee directors, effective July 1 of each year. The exercise price of options must be at least equal to the fair market value of the common stock on the date of grant. The maximum term of the options is ten years. During the year ended June 30, 1996, the Board of Directors granted options in the amount of 1,200 shares each to Messrs. Reinhardt and Hovee, with an exercise price of $4.19 per share. The automatic grant of options provided under the previously adopted resolution and Plan will be terminated on shareholder approval of Proposal Two to amend the Directors' Stock Option Plan.

     In August 1996, the Board of Directors determined, based upon an extended informal review of the practices of other companies with respect to outside directors, that it was in the interest of the Company to grant options to acquire 20,000 shares each to newly elected outside directors. Accordingly, the Company indicated its intent to grant options under the Directors' Stock Option Plan to acquire 20,000 shares each to Robert A. Hovee, who commenced service on February 29, 1996 and John B. Zaepfel, who commenced service on August 28, 1996, with an exercise price of $3.31 and $3.93, respectively, the last price reported on NASDAQ for the date prior to the latter of the commencement of board service or grant of options by the Board of Directors. While the Board of Directors believes that the Directors' Stock Option Plan currently permits the grant of options on commencement of an experienced outside director's service on the Board of Directors, it has determined to seek shareholder approval of an amendment to the Plan to expressly provide for such a grant of options, as well as to expressly provide for such further grants of options not more often than annually as the Board of Directors shall determine, by vote of the disinterested directors. All grants of options under the Directors' Stock Options Plan would remain subject to the limit of 500,000 shares authorized for the aggregate of all options granted under the Plan, as established by shareholder vote on February 29, 1996.

     The following table sets forth the identities of the directors granted options under the Directors' Stock Option Plan since it was adopted in 1994, assuming shareholder approval of Proposal Two - To Amend the Directors' Stock Option Plan:

            GRANTS OF OPTIONS UNDER THE DIRECTORS' STOCK OPTION PLAN
                             AS OF OCTOBER 15, 1996

                                    OPTIONS      EXERCISE     EXPIRATION   POTENTIAL
NAME OF DIRECTOR             YEAR   GRANTED (#)  PRICE ($/SH) DATE         VALUE /(1)/ (S)
---------------------------  ----   -----------  ------------ -----------  --------------

Richard N. Reinhardt         1997        20,000       3.31      8-01-06     $ 45,000
                             1996         1,200       4.19      7-01-06        1,608
                             1995        50,000       2.50      4-07-05      138,500
                             1995         1,754       2.85      7-01-05        4,245
                             1994         2,051       2.43      5-25-04        5,230
Robert A. Hovee              1997        20,000       3.31      8-01-06       45,000
                             1996         1,200       4.19      7-01-06        1,608
John B. Zaepfel              1997        20,000       3.93      8-26-06       32,600
Kent E. Searl/(2)/           1994         2,051       2.43      5-25-04        5,230

-------------
(1) Potential value is based on the assumption that the price of the stock will appreciate from the record date at an annual compounded rate of 5% from the date of grant until the applicable expiration dates.

(2) Such options were granted at a time when Mr. Searl was not an employee of the Company.

     In addition to the grant of options under the Directors' Stock Option Plan, Directors receive compensation for their service on the Board of Directors. SEE "MANAGEMENT COMPENSATION - DIRECTORS' COMPENSATION."

     The vote of the holders of a majority of outstanding shares of common stock is required to adopt the proposal to amend the Directors' Stock Option Plan to expressly authorize grant of options on commencement of service on the Company's Board of Directors, as well as to expressly authorize grant of options not more often than annually as the Board of Directors shall determine by vote of the disinterested directors. The holders of approximately 5,034,700 shares, comprising approximately 56% of the currently issued and outstanding stock of the Company have indicated their intent to vote for the proposal to amend the Directors' Stock Option Plan. Accordingly, adoption of the proposal to amend the Directors' Stock Option Plan at the Annual Meeting is assured.

          PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors recommends that the shareholders ratify appointment of McGladrey & Pullen, L.L.P. as independent certifying accountants for the Company's accounts for the year ending June 30, 1997. McGladrey & Pullen, L.L.P. served as the Company's independent certifying accountants for the year ended June 30, 1996. For the year ended June 30, 1995, the Company's financial statements were certified by Henry Vanderzee, C.P.A. The former accountant's report on the financial statements for the year ended June 30, 1995, and the report of McGladrey & Pullen for the year ended June 30, 1996 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principals. During the Company's two most recent years there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. The Company's Form 10-KSB and the financial statements set forth therein is incorporated herein by reference and delivered to the shareholders herewith. McGladrey & Pullen expects to be present at the Meeting. McGladrey & Pullen will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The vote of the holders of a majority of outstanding shares of common stock is required to ratify selection of McGladrey & Pullen, L.L.P. as the Company's
independent certifying accountants for the year ending June 30, 1997.    The
holders of approximately 5,034,700 shares, comprising approximately 56% of the currently issued and outstanding stock of the Company have indicated their intent to vote to ratify selection of McGladrey & Pullen, L.L.P. Accordingly, ratification of selection of McGladrey & Pullen, L.L.P. at the Annual Meeting is assured.

                                 RECENT EVENTS

     On July 26, 1996, the Company entered into a credit agreement with Harris Bank and Trust, N.A., ("Harris Bank") pursuant to which the Company borrowed $6 million for five years, with an interest rate of prime. In addition, the Company obtained a line of credit permitting it to borrow $4 million at the prime rate of interest. The Company has the option, at any time, to convert its domestic rate loans with Harris Bank to an adjusted LIBOR Eurocredit rate of Adjusted

LIBOR plus 1 1/2 to 2 percent, on a sliding scale relating to cash flow ratios determined under provisions of the credit agreement. The term loan requires annual prepayments equal to the greater of 50% of excess cash flow, as defined, or $800,000, beginning in October 1997. The credit facility also requires compliance with certain financial covenants. The obligations to Harris Bank are secured by security interests in the personal property assets of the Company's subsidiaries and the Company's intellectual property assets, subject to pre-existing security interests of Hunter in the OMS patents and the rights of Pnu-Light Tools, in the event of an unwinding of the Pnu-Light acquisition. The proceeds of the term loan were used in part to prepay prior indebtedness to FINOVA Financial Corporation ("FINOVA"). Upon prepayment of the Company's prior debt to FINOVA, the Company incurred a prepayment penalty of $293,200, or far less than the benefit to the Company from the difference in applicable interest rates. As of September 20, 1996, the Company's outstanding balance on the five year loan was $6 million and on the line of credit loan was $1 million, and the applicable interest rate for both loans was 8.25%.

     The Company's Board of Directors recently began considering various alternatives regarding the future of its Pro-Dex Management, Inc. ("PDM") subsidiary. PDM is in the dental clinic management business in northern California. Among alternatives considered were restructuring of the business, continued operations under present parameters, expansion of operations, and sale of the business. Most of the PDM site leases with Sears are up for renewal or termination prior to June 30, 1997. After consideration of the Company's future and PDM's compatibility with other subsidiaries, the Board of Directors decided to exit this line of business. Accordingly, the Company's financial statements for the year ended June 30, 1996 presented the PDM subsidiary as a "discontinued operation." Recently, the Board of Directors received a written proposal from a possible purchaser regarding acquisition of the PDM business, which the Board of Directors was unable to accept without significant modifications. Negotiations remain open, but the Company's Board of Directors is unable to predict whether such negotiations will result in any agreement to dispose the PDM business. Due to the sensitive nature of ongoing negotiations for which no letter of intent has been adopted, the Company is unable to disclose the possible price or other material terms for the proposed transaction. While the Company hopes that it will be able to liquidate its holdings in PDM at no loss to the Company, there can be no guarantee of such a result from the disposition process. Any proposal acceptable to the Company must provide for an appropriate transition of personnel and independent contractor professionals. The Board of Directors stresses that the ongoing negotiations are very preliminary and may result in no agreement.

                         OTHER MANAGEMENT INFORMATION

COMPLIANCE WITH SECTION 16
--------------------------

     Based solely upon its review of Forms 3, 4, and 5 and written representations of officers and directors, the Company is not aware of any failure of any officer, director or owner of 10% or more of the outstanding securities of the Company to make timely filings in accordance with the requirements of Section 16.

EXECUTIVE COMPENSATION
-----------------------

     The following table summarizes executive compensation paid by the Company during the last three fiscal years to the Company's Chairman and the four other most highly compensated executives.

                          SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                                --------------------              -------------------------------------------------
                                                                                             AWARDS                   PAYOUTS
                                                                                  ----------------------------  -------------------
                                                            OTHER
                                                            ANNUAL        RESTRICTED     SECURITIES                     ALL OTHER
NAME AND                                                   COMPEN-          STOCK         UNDERLYING       LTIP           COMPEN-
PRINCIPAL POSITION           YEAR    SALARY    BONUS       SATION /(1)/     AWARDS       OPTIONS/SAR     PAYOUTS        SATION /(7)/
------------------           ----    ------    -----       ------------   ----------     -----------     -------        ------------
KENT E. SEARL                1996     $150,000   -               -            -          100,000 /(3)/       -               -
Chairman and Chief           1995     $   0.00   -               -            -           50,000             -               -
Executive Officer /(2)/      1994     $   0.00   -               -            -           52,051             -               -


RONALD G. COSS               1996     $360,000   -               -            -             None             -               -
Vice Chairman /(4)/          1995      N/A       -               -            -              N/A             -               -
                             1994      N/A       -               -            -              N/A             -               -

CHARLES E. STRAIT            1996     $175,000   -               -            -             None /(5)/       -               -
President,                   1995      N/A       -               -            -              N/A             -               -
Director/(5)/                1994      N/A       -               -            -              N/A             -               -

GEORGE J. ISAAC              1996     $170,000   -               -            -          200,000(3)          -               -
Vice President,              1995       N/A      -               -            -           50,000             -               -
Chief Financial              1994       NA       -               -            -                              -               -
Officer,  Secretary-
Treasurer,
Director /(6)/

DR. M. LARRY KYLE            1996     $114,000   -               -            -             None             -               -
  President of PDM           1995     $114,672   -               -            -           50,000             -               -
  Subsidiary                 1994     $106,120   -               -            -           50,000             -               -

    -----------------
    (1) The aggregate amount of perquisites or other personal benefits received by any officer or director for which no other annual compensation is indicated did not exceed the lesser of $50,000 or 10% of such officer or director's annual salary.
    (2) Mr. Searl received no compensation from the Company during the fiscal years ended June 30, 1995 and 1994. Mr. Searl was granted options under the 1994 Stock Option Plan in 1995 and under the Directors' Stock Option Plan in 1994.
    (3) Options in the amount of 100,000 and 200,000 shares were granted to Messrs. Searl and Isaac, respectively during the Company's fiscal year ended June 30, 1996, under the 1994 Stock Option Plan.
    (4) Mr. Coss received no compensation from the Company prior to the year ending June 30, 1996, as he was not then an employee of the Company and did not serve on its Board of Directors. The

     Company is also obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001, under a Non-Competition Agreement in connection with the merger of Micro Motors with and into the Company's Micro Acquisition subsidiary. In addition, the Company assumed two notes of Micro Motors payable to Mr. Coss in the aggregate amount of $938,450, relating to termination of Mr. Coss' long term employment agreement with Micro Motors and prior unpaid earned compensation.
(5) Mr. Strait received no compensation from the Company prior to the current fiscal year ending June 30, 1996, as he was not then employed by the Company and did not serve on its Board of Directors. Mr. Strait, as President of Micro Motors, was compensated at a salary of $151,123 for the fiscal year ended March 31, 1995 and $140,961 for the fiscal year ended March 31, 1994. The options set forth in this chart do not include the Micro Options granted in July of 1994, which were converted to options to acquire 295,560 shares of the Company's common stock, under the 1994 Stock Option Plan, pursuant to the vote of Shareholders at the Company's annual meeting on February 27, 1996.
(6) Mr. Isaac received no compensation from the Company prior to the current fiscal year ending June 30, 1996, as he was not then employed by the Company and did not serve on its Board of Directors. During the fiscal year ended June 30, 1995, Mr. Isaac was granted options to acquire 50,000 shares under the 1994 Stock Option Plan, in connection with his acceptance of employment by the Company. See also note 3 to this chart.
(7)  Employer contributions to the Pro-Dex, Inc. 401(k) Plan.

EMPLOYMENT AGREEMENTS
---------------------

     Effective July 26, 1995, the Company entered into long term employment agreements with a number of its executive officers and extended existing employment agreements with certain other officers. The Company paid salaries in an aggregate amount of $1,080,000 for all its officers and directors for the year ending June 30, 1996.

     On July 26, 1995, the Company entered into a long term employment agreement with Mr. Ronald G. Coss, who serves as Vice Chairman and President of the Company. Mr. Coss is currently paid $363,000 annually, and such compensation is adjustable upward for inflation each July 1. In addition to direct compensation under his employment agreement with the Company, Mr. Coss is reimbursed for travel and entertainment expenses, receives a vehicle and auto expenses, country club dues and expenses, annual physical with related accommodations, and six weeks annual leave. Mr. Coss' employment agreement permits him to elect to be paid cash in lieu of leave not taken. Mr. Coss' five year employment agreement is renewable until terminated.

     In addition to compensation to Mr. Coss under his employment agreement, the Company is obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001 under a Non-Competition Agreement in connection with the merger of Micro Motors with and into the Company's Micro subsidiary. Upon the merger, the Company also assumed two notes payable by Micro Motors to Mr. Coss in the aggregate amount of $938,450, relating to termination of Mr. Coss' long term employment agreement with Micro Motors and prior unpaid earned compensation.
See "Certain Relationships and Related Party Transactions."
---

     On July 26, 1995, the Company entered into a long-term employment agreement with Kent E. Searl, its Chairman. Until such date, Mr. Searl had received no compensation for his services to the Company, other than grant of options exercisable at the last bid price as of the date of grant.

Mr. Searl is officed in the Company's headquarters offices in Boulder, Colorado, and travels frequently to all the Company's subsidiaries. Currently, Mr. Searl is paid $160,000 for the year ended June 30, 1997, with an increase to $170,000 per annum for the remainder of the three year term of his employment agreement. The employment agreement accords Mr. Searl three weeks annual leave. In addition to direct compensation, Mr. Searl's employment agreement provides that he may receive use of a car at Company expense, although to date Mr. Searl has received limited reimbursement for use of a vehicle not provided by the Company. Mr. Searl is also entitled to such other benefits as the Company's Board of Directors determines to offer the Company's executive employees, and reimbursement of reasonable expenses.

     On July 26, 1995, Mr. Charles E. Strait entered into a long term employment agreement with the Company. Currently, Mr. Strait serves as the Company's President and is officed in the facilities occupied by the Company's Micro subsidiary, but travels frequently to all of the Company's subsidiaries and its Boulder, Colorado headquarters. Mr. Strait's current salary is $185,000 for the year ending June 30, 1997 and is to increase to $195,000 per annum for the remainder of the three year term of the employment agreement. Mr. Strait's employment agreement permits him three weeks annual leave, with forfeiture of leave not taken. Mr. Strait's employment agreement provides that he may receive use of a vehicle at Company expense and the Company has leased a vehicle primarily for his use in business. Mr. Strait is also to receive reimbursement of reasonable expenses in connection with his employment and such other benefits as the Company's Board of Directors determines to make available to the Company's executive employees.

     On July 26, 1995, George J. Isaac began serving as the Company's Vice President and Chief Financial Officer, and on September 21, he was elected the Company's Secretary-Treasurer by the Board of Directors. The employment agreement with Mr. Isaac provides that he is to receive a salary of $180,000 for the year ending June 30, 1997, and $190,000 per annum for the remainder of the three year term of the employment agreement. Mr. Isaac's employment agreement allows three weeks annual leave, with forfeiture of leave not taken. The employment agreement with Mr. Isaac provides that he may receive use of a Company vehicle for business purposes. In addition, Mr. Isaac is entitled to reimbursement of reasonable expenses at the discretion of the Board of Directors and such other benefits as the Board of Directors determines to make available to its executive employees.

     The Company employs Dr. Kyle as Chief Operating Officer of its PDM subsidiary, with responsibility for the dental clinics, under an informal extension of an employment agreement with him which expired by its terms on June 30, 1992. The employment agreement with Dr. Kyle provided for annual cash compensation to Dr. Kyle of $100,000, together with a bonus of 10% of PDM's pre-tax earnings in excess of $300,000 during each fiscal year covered by the agreement. During the year ended June 30, 1996, Dr. Kyle was paid $114,000.

     On August 1, 1993, the Company entered into an employment agreement with Mr. Charles L. Bull, President and Chief Operating Officer of Challenge Products. Pursuant to that agreement, Mr. Bull is to be paid $100,000 annually through December 31, 1998, with month to month renewal thereafter unless terminated on 60 days prior written notice. Challenge Products is also required to maintain a $300,000 split-dollar life insurance policy on Mr. Bull, payable in accordance with his direction. The employment agreement provides that Mr. Bull cannot compete, directly or indirectly, with Challenge for three years following termination of employment.

COMPENSATION TO DIRECTORS
--------------------------

     Through the year ended June 30, 1995, directors waived all directors fees then payable, but were granted options to acquire the Company's common stock, exercisable at the last sale price on the date prior to the date of grant. During the year ended June 30, 1996, the Board of Directors determined that experienced outside directors expect to receive directors' fees and stock options in connection with such service. On September 21, 1995, the Board of Directors adopted a proposal to pay directors' fees to non-employee directors in the amount of $20,000 to each non-employee director annually for six regular meetings and three meetings each of the Board's audit and Compensation Committees. During the year ended June 30, 1996, $40,000 was paid as non-employee director compensation. Employee directors receive only their usual salaries and expenses in attendance at Board and Committee meetings for service on the Board of Directors. In addition, in August 1996, the Board adopted a proposal to grant 20,000 shares exercisable at the market price on the later of the date on which a non-employee director commences service or the date the grant was authorized, for each new non-employee director, and granted options to acquire 20,000 shares each to Messrs. Reinhardt, Hovee and Zaepfel. During the year ended June 30, 1996, Messrs. Reinhardt and Hovee were each granted options to acquire 1,200 shares of the Company's common stock, under the Directors' Stock Option Plan, exercisable at $4.17 share, the last sale price for the Company's common stock quoted for NASDAQ on June 30, 1996, the date of grant, pursuant to the previously adopted plan for grant of options.

     On June 24, 1996, the Company's Board of Directors authorized the officers of the Company to obtain a directors and officers liability policy, subject to the policy limits and deductibles agreed by the Board of Directors. Such policy was issued in August 1996. Such policy does not provide coverage for criminal acts, for fraud upon the Company, or for many other matters. The Company's directors and officers have been advised that the Securities and Exchange Commission has taken the position that certain potential liabilities of directors and officers under the securities laws cannot be indemnified by the Company.

OPTIONS GRANTED DURING THE LAST FISCAL YEAR.
--------------------------------------------

     The following table provides information on options granted to the Directors during the year ended June 30, 1996.

                OPTIONS GRANTED DURING YEAR ENDED JUNE 30, 1996

                            OPTIONS   EXERCISE                POTENTIAL
                            GRANTED     PRICE    EXPIRATION   VALUE (1)
NAME                          (#)       $/SH)       DATE         ($)
--------------------------  --------  ---------  ----------  -----------
Kent E. Searl/(2)/           100,000      $2.13     11-21-05  $  416,000
Charles E. Strait /(3)/      295,560      $2.50      7-14-04   1,081,750
George J. Isaac /(2)/        200,000      $2.13     11-21-05     832,000

Richard N. Reinhardt /(4)/     1,200      $4.17      6-30-06       3,144
Robert A. Hovee /(4)/(5)/      1,200      $4.17      6-30-06       3,144
--------------------------------
(1) Potential value is based on the assumption that the price of the stock will appreciate at an annual compounded rate of 5% until the applicable expiration dates.
(2) Mr. Searl and Mr. Isaac were granted the indicated options pursuant to the 1994 Stock Option Plan.
(3) Mr. Strait acquired the indicated options pursuant to the vote of the Company's shareholders at the Annual Meeting to convert previously granted options to acquire Micro shares to options under the 1994 Stock Option Plan.
(4) Mr. Reinhardt and Mr. Hovee were granted the indicated options pursuant to the Directors' Stock Option Plan.
(5) This table does not include the grant to Messrs. Reinhardt, Hovee and Zaepfel of options to acquire 20,000 shares each in August of 1996, exercisable at $3.31 and $3.93, respectively.

     The following table provides information on exercise of stock options during the year ended June 30, 1996 by executives and directors and value of unexercised options at June 30, 1996:

          SHARES ACQUIRED ON EXERCISE OF OPTIONS AND VALUE OF OPTIONS
                        HELD BY EXECUTIVES AND DIRECTORS
                                AT JUNE 30, 1996

                                             Number of Shares     Value of
                                                Underlying      Unexercised In
                                                Unexercised       the Money
                                                Options at        Options at
                                                FY-End (#)        FY-End(1)
                                                ----------        ---------
                        Exercise    Value      Exercisable/      Exercisable/
Name                       (#)     Realized    Unexercisable    Unexercisable
----------------------  ---------  --------    -------------    -------------
Kent E. Searl               -          -         202,051/0         $378,569/0
Charles E. Strait           -          -         295,560/0          493,585/0
George J. Isaac             -          -         250,000/0          491,500/0
Richard N. Reinhardt        -          -         105,005/0          175,884/0
Robert A. Hovee             -          -           1,200/0                0/0
----------------------------------
(1) The indicated value has been determined based upon the difference between the exercise price and the fair market value of the securities underlying the options on June 30, 1996.
(2) Potential value is based on the assumption that the price of the Company's common stock will appreciate at an annual compounded rate of 5% until the applicable expiration date of such options.

                                _______________

1988 STOCK OPTION PLAN.
-----------------------

     In 1988, the Company adopted its 1988 Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors was authorized to issue options to purchase up to 150,000 shares of the Company's Common Stock to employees, directors and consultants of the Company. The option exercise price must equal fair market value of the Common Stock on the date of grant. No options to purchase shares of Common Stock were granted under the 1988 Plan during the fiscal year ended June 30, 1996. At June 30, 1996, options to purchase an aggregate of 80,000 shares of the Company's Common Stock were outstanding under this Plan, with options to purchase 30,000 shares exercisable at $0.25 per share by a former director and options to purchase 25,000 shares each, exercisable at $1.74 per share by two unrelated parties. On July 5, 1996, the Company registered the shares underlying the options theretofore granted under the 1988 Stock Option Plan on a Form S-8 filed with the Securities and Exchange Commission. Although none of the options under the Plan had been exercised prior to June 30, 1996, all but 25,000 of such options have now been exercised. Following exercise of the remaining outstanding options in the Plan, the Company's Board of Directors intends to eliminate the 1988 Stock Option Plan during the year ending June 30, 1997, by merger of such Plan into the 1994 Stock Option Plan.

1994 STOCK OPTION PLAN.
-----------------------

     On May 25, 1994, the Company's shareholders adopted its 1994 Stock Option Plan (the "Plan"), pursuant to which the Company's Option Committee was authorized to issue options to purchase up to 500,000 shares of the Company's Common Stock to employees of the Company. At the Annual Meeting of shareholders on February 27, 1996, the shareholders approved an increase in the number of shares authorized for grant of options under the Plan to 1.5 million shares. In addition, the shareholders also approved conversion of options to acquire shares of Micro, granted to Micro employees prior to the acquisition to options to acquire 591,120 shares of the Company's common stock at an exercise price of $2.50 per share, under the 1994 Stock Option Plan. The 1994 Stock Option Plan was adopted to advance the interests of the Company and its shareholders by affording employees an opportunity for investment in the Company. The Compensation Committee has sole discretion to select which employees of the Company will be granted options, the number of shares subject to option, the timing of such option grants, when the options may be exercised, and the exercise price. The exercise price of options must be at least equal to the fair market value of the Common Stock on the date of grant. The maximum term of options granted under the Plan is ten years. In addition to the conversion of Micro Options approved by shareholders on February 27, 1996, the Board of Directors granted options to purchase 300,000 shares to employees, with an exercise price of $2.75 per share, during the current fiscal year ended June 30, 1996. As of June 30, 1996, there were outstanding options under the 1994 Stock Option Plan to acquire 1,141,120 shares of the Company's common stock.

DIRECTORS' STOCK OPTION PLAN.
-----------------------------

     On May 25, 1994, the Company's shareholders adopted its Directors' Stock Option Plan (the "Plan") pursuant to which the Company was authorized to issue options to purchase up to 200,000 shares of the Company's Common Stock to non-employee Directors of the Company. At the February 26, 1996 Annual Meeting, the Company's shareholders approved an increase in the number of shares authorized for grant of options under the Directors' Stock Option Plan to 500,000 shares. The Plan was adopted to advance the interests of the Company and its shareholders by attracting qualified non-employee Directors, whose participation and guidance contribute to the successful operation of the Company. The Board of Directors has previously adopted a resolution which provides that options to purchase $5,000 share value of Common Stock shall be granted to non-employee Directors, effective July 1 of each year. The exercise price of options must be at least equal to the fair market value of the Common Stock on the date of grant. The maximum term of each option is ten years. During the year ended June 30, 1996, options to purchase 1,200 shares were granted to each of Messrs. Reinhardt and Hovee, with an exercise price of $4.17 per share. Subsequent to June 30, 1996, the Board of Directors granted options in the amount of 20,000 shares each to Messrs. Hovee and Zaepfel, upon commencement of their service on the Board of Directors of the Company as outside directors, with an exercise price of $3.31 and $3.93, respectively, the last price reported on NASDAQ for the date prior to the later of commencement of service on the Board of Directors or the grant of options by the Board of Directors. While the Board of Directors believes that the Directors' Stock Option Plan currently permits the grant of options on commencement of an experienced outside director's service on the Board of Directors, it intends to seek shareholder approval at the next Annual Meeting for an amendment to the Directors' Stock Option Plan to explicitly provide for such grants. As of June 30, 1996, there were outstanding options under the Directors' Stock Option Plan to acquire 58,256 shares of the Company's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

     Set forth in the following table is information as of June 30, 1996, with respect to the beneficial shareholdings of the Company's common stock, by all directors, individually, and all officers and directors as a group, and beneficial owners of 5% or more of such common stock.

              BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS AND
                     OWNERS OF MORE THAN 5% OF COMMON STOCK

                                                                PERCENT
NAME AND ADDRESS                         NO. OF SHARES        OF CLASS(1)
---------------------------------  -------------------------  -----------
Kent E. Searl
1401 Walnut St., Suite 500
Boulder, CO 80302                  983,930/(2)/(3)/(4)/          10.87%

Ronald G. Coss
1401 Walnut St., Suite 500
Boulder, CO 80302                      2,493,528 (5)             27.55%

Richard N. Reinhardt
1401 Walnut St., Suite 500
Boulder, CO 80302                  487,184 /(2)/(3)/(4)/(6)/      5.38%

Charles E. Strait
1401 Walnut St., Suite 500
Boulder, CO 80302                     295,560/(7)/                3.27%

George J. Isaac
1401 Walnut St., Suite 500
Boulder, CO 80302                     251,000 /(3)/             2.77%

Mr. Robert A. Hovee
1401 Walnut St., Suite 500
Boulder, CO 80302                       1,200 /6)/              0.13%

All officers and directors as a
group (6 persons)                     4,187173                 46.42%
                                   (2)(3)(4)(5)(6)(7)(8)
Micro Motors Employee
Stock Ownership Plan
151 E. Columbine                     1,099,805 (5)             12.15%
Santa Ana, California
------------------------
(1)  Calculated pursuant to Rule 13d-3 under Exchange Act.
(2) Includes 250,000 shares of Common Stock, 58,229 shares of Preferred Stock convertible share-for-share into Common Stock at any time, and Warrants to acquire 13,000 shares of Common Stock owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 400,750 shares of Common Stock and 19,900 shares of Preferred Stock. Mr. Reinhardt, individually, owns of record 56,950 shares. In addition, Mr. Reinhardt's spouse, individually, owns 4,000 shares which are attributed to him in this chart.
(3) Includes options held by Messrs. Searl, Reinhardt and Isaac to purchase 50,000 shares (each) shares of the Company's Common Stock at $2.50 per share. Also includes options held by Messrs. Searl and Reinhardt to purchase 50,000 shares (each) at $1.75 per share. Also includes options held by Messrs. Searl and Isaac to purchase 100,000 and 200,000, respectively, of the Company's Common Stock at $2.13 per share. These shares have been added to outstanding shares in calculating each director's individual percentage of beneficial ownership. The table does not include options of Messrs. Reinhardt, Hovee and Zaepfel to acquire 20,000 shares each under the Directors' Stock Option Plan.
(4) Includes options held by Messrs. Searl and Reinhardt to purchase 2,051 shares (each) of the Company's Common Stock at $2.43 per share and Mr. Reinhardt to purchase 1,754 shares of the Company's Common Stock at $2.85 per share. These shares have been added to outstanding shares in calculating each director's individual percentage of beneficial ownership.
(5) Includes 604,893 shares of the Company's Common Stock held by the Micro Motors ESOP which are held by such ESOP for the benefit of Mr. Coss. Such shares held by the ESOP for the benefit of Mr. Coss are included in the total opposite Mr. Coss' name and also included in the total opposite the name of the Plan. Mr. Coss is one of three Trustees of such Plan, and does not have sole voting or dispositive power over shares held by the Plan.
(6) Includes options of Messrs. Reinhardt and Hovee to acquire 1,200 shares each of the Company's Common Stock at $4.17 per share.
(7) Includes options of Mr. Strait to acquire 295,560 shares of the Company's Common Stock at $2.50 per share, pursuant to conversion of options to acquire Micro granted prior to the Micro acquisition, approved by the Company's shareholders on February 27, 1996.
(8) The officers and directors as a group currently have in the aggregate, together with their affiliates, voting power with respect to 2,601,335 currently issued and outstanding shares of Common Stock, not including in such number the convertible preferred stock or options treated as shares of Common Stock attributed to them for the purpose of this chart. Shares held by the Micro Motors ESOP have not been included in computing the voting power number in this footnote or in stating the vote controlled by officers and directors elsewhere in this proxy statement, but shares held by the Micro

     Motors ESOP for the benefit of Mr. Coss are included the amount of his beneficial ownership and the total held by all officers and directors as a group reported in the chart.
                                _______________

     Set forth in the following table is information as of June 30, 1996 with respect to the beneficial shareholdings of all directors, individually, and all officers and directors as a group, and beneficial owners of more than five percent of the Company's Series A Preferred Stock.

              BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS AND
                   OWNERS OF MORE THAN 5% OF PREFERRED STOCK

                                                          PERCENT
NAME AND ADDRESS                        NO. OF SHARES    OF CLASS
-------------------------------------  ----------------  ---------
Kent E. Searl
1401 Walnut Street, Suite 500
Boulder, CO 80302                            78,129(1)      100.0%

Richard N. Reinhardt
1401 Walnut Street, Suite 500
Boulder, CO 80302                            58,229 (1)      74.5%

All officers and directors as a
group (3 persons)                            78,129 (1)     100.0%

Professional Sales Associates, Inc.
1401 Walnut Street, Suite 500
Boulder, CO 80302                            58,229          74.5%
------------------------
(1) Includes 58,229 shares owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 19,900 shares (24.2% of the outstanding shares of Preferred Stock). Mr. Reinhardt owns no shares of Preferred Stock individually.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On July 26, 1995, the Company issued 3,350,000 shares of the Company's Common Stock in exchange for all the issued and outstanding stock of Micro Motors. The Micro Motors Employee Stock Ownership Plan (the "Micro ESOP") holds 1,099,805 of the shares issued in connection with the acquisition of Micro, and has certain limited demand registration rights in respect thereof, exercisable from July 26, 1996 through July 26, 1997, at the expense of the Micro ESOP. In addition, the Micro ESOP has limited concurrent registration rights, sharing costs on a pro-rata basis, in the event the Company should undertake an underwritten public offering prior to July 26, 2000. The Company's shareholders at the Company's Annual Meeting on February 27, 1996 approved conversion of outstanding options of Micro Motors Incentive Stock Option Plan into options to acquire 591,120 shares of the Company's Common Stock.

     Pursuant to the Merger Agreement, Ronald G. Coss entered into a Non-Competition Agreement pursuant to which he is to be paid $1 million over five years, with payment commencing in the sixth year after closing. In addition, Mr. Coss executed an employment agreement with the Company, pursuant to which he is to be employed as Vice Chairman of the Company, with compensation of $360,000 per annum, adjustable upward for inflation. In addition to compensation payable under the employment agreement between the Company and Mr. Coss, he is entitled to certain executive employee benefits and perquisites. SEE "EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENTS."

     Prior to the merger transaction, Mr. Coss also entered into an agreement to terminate his long term employment contract with Micro Motors, for $677,400, payable over five years, at 11% interest per annum. The Company assumed Micro Motor's obligation under the termination agreement, as well as Micro's obligation under a note for $261,050 in prior unpaid earned compensation. In July of 1996, the Company also entered into a flexible Line of Credit Loan Agreement, whereby Mr. Coss borrowed $500,000, at 7% interest, with repayment of the loan to occur as an offset of obligations owed by the Company to Mr. Coss in respect of the Non-Competition Agreement and employment agreement.

     The Company currently markets certain of the dental equipment manufactured by Micro through PSA, a firm for which Messrs. Searl, Reinhardt and Isaac are directors. The arrangements with PSA continue a relationship between PSA and Micro Motors established on an negotiated arms' length basis prior to the merger of Micro Motors into the Company's Micro subsidiary. In electing to continue such relationship with PSA, the disinterested members of the Board of Directors determined the relationship is in the best interest of the Company. While the Company believes that the terms of the relationship between PSA and Micro are no less favorable to the Company than comparable relations with third parties, more favorable terms may have been obtainable on a negotiated basis with another third party sales organization.

     The Company leases its offices in Boulder, Colorado from PSA, a firm for which Messrs. Searl, Reinhardt and Isaac are directors, as sub-lessees under a master lease between PSA and a third party unrelated to PSA or the Company. The sublease between the Company and PSA is on a month to month basis. The Company's monthly lease payments are $1,883, which is equal to the amount of the lease payments due from PSA to the third party lessor, on a per square foot basis.
The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the sub-lease, including price, may not be as favorable to the Company as lease terms which might have been negotiated with a third party in an arm's length transaction.

     Micro leases its offices and manufacturing facility in Santa Ana, California from Ronald G. Coss, currently a director of the Company, at a monthly rental of $27,383. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the lease, including price, may not be as favorable to the Company as lease terms which might have been negotiated with a third party in an arm's length transaction.

     On May 11, 1996, the Company and its Pnu-Light subsidiary entered into an Asset Purchase Agreement with Pnu-Light Tool Works, Inc., a Missouri corporation ("Pnu-Light Tools") and Mr. Marty J. Anderson, its principal shareholder. The initial consideration for acquisition of Pnu-Light Tools assets, including the a letter patent relating to a pneumatic light for hand tools, was issuance of 368,483 restricted shares of the Company's common stock. Pnu-Light Tools has certain limited concurrent registration rights in respect of the shares issued it, which rights are exercisable from May 11, 1997 through May 11, 1999, with pro rata sharing of costs of such registration and any offering. Additional consideration for acquisition of the Pnu-Light assets is payable by issuance of additional stock, based upon an interim calculation as of December 31, 1997, and a final calculation as of June 30, 1999. The total purchase price is to equal five (5) times the net after tax earnings of Pnu-Light for the year ending June 30, 1999, with a minimum total consideration of $4 million giving credit against such minimum for (a) the greater of (i) the fair market value, as of the date of issue, of the Company's stock previously issued as consideration or (ii) the fair market value, as of June 30, 1999, of the Company's stock previously issued as consideration, (b) patent related costs incurred subsequent to closing, (c) excess payables, and (d) research and development costs incurred within 120 days after closing. In addition, the Company, at the Company's sole option, may unwind the transaction at any time prior to payment of final consideration as of June 30, 1999, provided that the value of total consideration payable at 5 times net after tax earnings shall not then exceed $4 million. The Company's subsidiary entered into a three year employment agreement with Mr. Anderson, at an annual salary of $60,000. Mr. Anderson is also obligated under a Non-Competition Agreement.

     On July 5, 1996, the Company filed a Form S-8 to register the shares of common stock underlying options theretofore granted pursuant to its 1988 Employee Stock Option Plan. Dr. Kyle, President of PDM and a former director of the Company, held 30,000 of such options, exercisable at $0.25 per share.

                                 OTHER MATTERS

     The Company's Board of Directors does not know of any other matters to be brought before the Meeting.

     Proposals of shareholders (which must comply with the requirements of Rule 14a-8 under the Exchange Act) intended to be presented at the 1996 Annual Meeting of shareholders must be received not later than November 10, 1996.